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                                                                      EXHIBIT 21

                                   AUGAT INC.
                           SUBSIDIARIES OF REGISTRANT

     The subsidiaries listed below have been included in the consolidated financial statements filed herewith.

                                                                    JURISDICTION OF     PERCENTAGE
                  SUBSIDIARIES OF THE REGISTRANT                     INCORPORATION        OWNED
                  ------------------------------                    ---------------     ----------
Augat Components GmbH.............................................  Germany                 100
Augat AB..........................................................  Sweden                  100
Augat AG..........................................................  Switzerland             100
Augat Communication Products Inc..................................  Washington              100
Augat Electronics Inc.............................................  Canada                  100
Augat International Ltd...........................................  Virgin Islands          100
Augat KK..........................................................  Japan                   100
Augat Limited.....................................................  England                 100
Augat PTE Limited.................................................  Singapore               100
Augat Pty Limited.................................................  Australia               100
Augat Realty Inc..................................................  Massachusetts           100
Augat SA..........................................................  France                  100
Augat SA de CV....................................................  Mexico                  100
Augat SRL.........................................................  Italy                   100
Augat Wiring Systems Inc..........................................  Alabama                 100
AUG-ISO Inc.......................................................  New Jersey              100
Electroform SA....................................................  Switzerland             100
LRC Electronics, Inc..............................................  New York                100
Reliable Electronic Finishing Company, Inc........................  Massachusetts           100
A.O. Technologies Inc.............................................  Arizona                 100

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